SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: October 4, 1999
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                            TLC The Laser Center Inc.
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               (Exact name of registrant as specified in charter)

        Ontario, Canada                                   0-29302
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(State or Other Jurisdiction of Incorporation)    (Commission File Number)

                                    980151150
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                       (IRS Employer Identification No.)

 5600 Explorer Drive, Suite 301  Mississauga, Ontario, Canada         L4W 4Y2
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone no., including area code    905-602-2020
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Item 5.     Other Events.

            On September 9, 1999, the Board of Directors of TLC The Laser Center Inc., an Ontario corporation (the "Corporation"), authorized the Corporation to adopt a shareholder Rights Plan. On September 21, 1999, the Corporation adopted such a Rights Plan. On October 4, 1998, one Right was issued under the Rights Plan and is attached to each outstanding common share of the Corporation. The Plan will be submitted to shareholders for ratification at the shareholders' meeting on November 4, 1999 (the "Meeting"). A Right only becomes exercisable upon the occurrence of a Flip-In Event, which is a transaction pursuant to which a person becomes an Acquiring Person and which otherwise does not meet the requirements of a Permitted Bid.

            When exercised, a Right entitles each shareholder who is not then attempting to acquire control of the Corporation to purchase additional common shares at a substantial discount to market value. This purchase would cause substantial dilution to the person or group of persons attempting to acquire control of the Corporation, other than by way of a Permitted Bid. The Rights will expire on the termination of the Rights Plan, unless redeemed before such time.

      Effect and Advantages of a Rights Plan

            Under the provincial securities legislation in Canada, a take-over bid generally means an offer to acquire voting or equity shares of a corporation that, together with shares already owned by the bidder and certain parties related thereto, amount to 20% or more of the outstanding voting shares. The existing legislative framework for take-over bids presents certain concerns for shareholders, which has led many Canadian companies to adopt shareholder rights plans. In particular, this legislation permits a take-over bid to expire 21 days after it is initiated. The Board of Directors is of the view that this is an insufficient time period for shareholders to consider a take-over bid and make a reasoned and careful decision regarding such bid, or to consider actual or possible competing take-over bids. Furthermore, a shareholder may feel compelled to tender its common shares to a take-over bid which such shareholder considers to be inadequate, out of a concern that in failing to do so, it may be left with illiquid or minority-discounted common shares. As a result, in the absence of a shareholders rights plan, shareholders may fail to realize the maximum value for their common shares.

            The purpose of the Rights Plan is to ensure adequate time for shareholders of the Corporation to assess the merits of a take-over bid without undue pressure. The Rights Plan is designed to give the Board of Directors time to consider alternatives, which may allow shareholders to receive full and fair value for their common shares. Moreover, the Board of Directors believes that the Rights Plan will encourage persons seeking to acquire control of the Corporation to do so by means of a public take-over bid available to all shareholders, which will give shareholders the best opportunity of being assured that they will participate


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      on an equal basis, regardless of the size of their holdings, in an acquisition of control of the Corporation.

            The Rights Plan does not affect the duty of the Board of Directors to act honestly and in good faith with a view to the best interests of the Corporation and its shareholders. Indeed, the Board of Directors believes that the Rights Plan remains an appropriate mechanism to ensure that the Board of Directors will be able to discharge its responsibility to assist shareholders in responding to a take-over bid.

            The Rights Plan was not adopted by the Board of Directors in response to any acquisition or take-over bid. Furthermore, in adopting the Rights Plan, the Board of Directors does not intend to prevent a change of control of the Corporation or to secure the continuance of current management or the directors currently in office. The Rights Plan is not part of a plan by management to adopt a series of anti-takeover measures. However, the Corporation already has in place certain provisions in its articles and by-laws which may be deemed to render more difficult, or discourage, takeovers or changes in control of the Corporation. See "Existing Anti-Takeover Provisions". At present, management does not intend to propose other anti-takeover measures in future proxy solicitations.

            Shareholder rights plans have been adopted by a large number of publicly-held corporations in Canada. The terms of the Rights Plan are substantially the same as those recently adopted by other major Canadian companies.

      Disadvantages of a Rights Plan

            The Rights Plan could have the effect of deterring tender offers or take-over attempts, even though such an offer or attempt might appear to shareholders to be beneficial, and could make it more difficult for the holder of a large block of the common shares to assume control of the Corporation. In addition, it has been argued that rights plans, in general, have the effect of entrenching management by discouraging certain take-overs which are not favored by management.

      Existing Anti-Takeover Provisions

            Under the Corporation's Articles of Incorporation, the Board of Directors may issue an unlimited number of additional common shares. Although the Board of Directors has no present intention of doing so, such shares could be issued in a manner that would make an acquisition of the Corporation more difficult.

      Terms of the Rights Plan

            The material terms of the Rights Plan are summarized below. Reference should be made to the actual provisions of the Shareholder Rights Plan Agreement between the Corporation and CIBC Mellon Trust Company as Rights Agent, copies of which are


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      available to shareholders upon request. Capitalized terms which are not defined below have the meanings attributed to such terms in such agreement.

      Acquiring Person

            An Acquiring Person is generally a person who becomes the beneficial owner of 20% or more of the outstanding common shares of the Corporation. Under the Rights Plan, there are various exceptions, including:

                  (a) a person who acquires 20% or more of the outstanding
            common shares due to (i) acquisitions of common shares by the Corporation, (ii) pro rata distributions of common shares by the Corporation, or (iii) the issuance of common shares on an exempt private placement basis (subject to certain limits); and

                  (b) underwriters who obtain common shares for the purposes of a public distribution.

      Beneficial Ownership

            The thresholds for triggering the Rights Plan are based on the percentage of shares that are Beneficially Owned by a person. This is defined in terms of legal or equitable ownership of common shares. In addition, a person is deemed to be the Beneficial Owner of common shares in circumstances where that person, and its affiliates or associates and any other person acting jointly or in concert with such person, has a right to acquire common shares within 60 days. There are various exceptions to this rule, including:

                  (a) persons who tender common shares pursuant to a take-over bid;

                  (b) persons such as portfolio managers who hold as nominees;

                  (c) persons who enter into lock-up agreements on certain terms and conditions; and

                  (d) persons who have been given proxies to vote other persons'
            common shares in connection with the public proxy solicitation, or who have agreements as to how they will vote their common shares.

      Permitted Bid

            If a take-over bid is structured as a Permitted Bid, a Flip-In Event will not occur and the Rights will not become exercisable. The requirements of a Permitted Bid include the following:


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                  (a) the take-over bid must be made to all shareholders by
            means of a take-over bid circular;

                  (b) the take-over bid must not permit the bidder to take up any common shares that have been tendered pursuant to the take-over bid prior to the expiry of a period not less than 60 days after the take-over bid is made, and then only if at such time more than 50% of the common shares held by the Independent Shareholders (shareholders other than the bidder, its affiliates and persons acting jointly or in concert with such bidder), have been tendered pursuant to the take-over bid and not withdrawn;

                  (c) the take-over bid must contain an irrevocable and
            unqualified provision that, unless it is withdrawn, common shares may be tendered at any time during the 60 day period referred to in
            (b) above and that any common shares deposited pursuant to the take-over bid may be withdrawn until they have been taken up and paid for; and

                  (d) if more than 50% of the common shares held by Independent
            Shareholders are tendered to the take-over bid within the 60-day period, then the bidder must make a public announcement of that fact and the take-over bid must then remain open for an additional 10 business days from the date of such public announcement.

            The Rights Plan also allows a Competing Permitted Bid to be made while a Permitted Bid is in existence. A Competing Permitted Bid is a take-over bid that is made after a Permitted Bid has been made but prior to its expiry, and which satisfies all of the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid (provided that the Competing Permitted Bid is open for a minimum of 21 days).

            The requirements of a Permitted Bid and a Competing Permitted Bid enable shareholders to decide whether the take-over bid or any competing permitted bid is adequate on its own merits, without being influenced by the likelihood that a take-over bid will succeed. Moreover, if there is sufficient support for a take-over bid such that at least 50% of the outstanding common shares have been tendered to it, a shareholder who has not yet tendered to that bid will have a further 10 business days in which to decide whether to withdraw its common shares from a competing take-over bid, if any, and whether to tender to the take-over bid.

      Waiver and Redemption

            The Board of Directors may waive the application of the Rights Plan to a particular take-over bid or redeem the Rights in the following circumstances:

                  (a) a waiver can only be given where a take-over bid is made by way of a take-over bid circular;


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                  (b) a waiver given in respect of one take-over bid constitutes an automatic waiver in respect of all other competing take-over bids;

                  (c) a waiver may be given in the event of an acquisition of common shares by any person over the 20% threshold, provided that such person agrees to dispose of the excess shares within 30 days, if such acquisition was inadvertent and without any intention to cause a Flip-In Event, and otherwise within 10 days; and

                  (d) the Rights are deemed to be redeemed upon the successful completion of a Permitted Bid (or a Competing Permitted Bid) if a waiver has been given in respect of any other take-over bid made by way of circular.

            The Board of Directors may, however, terminate the Rights Plan, with prior shareholder approval, at any time prior to the occurrence of a Flip-In Event by redeeming all of the Rights that are then outstanding at a price of $0.0001 per Right.

      Termination

            The Rights Plan will expire on the fifth anniversary of its adoption, namely on November 4, 2004. However, in addition to the shareholder approval that is being sought at the Meeting, shareholder reconfirmation of the Rights Plan is also required at the first annual shareholders meeting after the third anniversary of the Rights Plan, namely at the shareholders meeting to be held after November 4, 2002.

            If the Rights Plan is not approved at the Meeting, it will terminate immediately.

      Press Release

            On September 21, 1999, the Corporation issued a press release announcing the implementation of the Rights Plan. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference.


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Item 7.     Financial Statements and Exhibits.

            Exhibit No.                 Exhibit
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                4.1                     Shareholder Rights Plan dated as of
                                        September 21, 1999, between TLC The
                                        Laser Center Inc. and CIBC Mellon Trust
                                        Company, as Rights Agent, including the
                                        Form of Rights Certificate attached
                                        thereto as Exhibit A (incorporated
                                        herein by reference to Exhibit 1 to the
                                        registrant's Registration Statement on
                                        Form 8-A, dated October 4, 1999).

                99.1                    Press Release, dated September 21, 1999.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       TLC The Laser Center Inc.


Date: October 4, 1999                  By: /s/ Elizabeth A. Karmin
                                          -----------------------------------
                                          Name:  Elizabeth A. Karmin
                                          Title: Deputy General Counsel and
                                                 Assistant Secretary


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                                  EXHIBIT INDEX

   Exhibit No.                          Exhibit
   -----------                          -------

       4.1 Shareholder Rights Plan dated as of September 21, 1999, between TLC The Laser Center Inc. and CIBC Mellon Trust Company, as Rights Agent, including the Form of Rights Certificate attached thereto as Exhibit A (incorporated herein by reference to Exhibit 1 to the registrant's Registration Statement on Form 8- A, dated October 4, 1999).

       99.1                             Press Release, dated September 21, 1999.


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